Tyson Foods Offer for Hillshire Brands June 9, 2014

2 MEETING PARTICIPANTS • Donnie Smith President & Chief Executive Officer • Dennis Leatherby Chief Financial Officer • Jon Kathol Vice President Investor Relations

3 CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS Among the factors that may cause actual results and experiences to differ from anticipated results and expectations in forward-looking statements are the following: the risk that the recently announced binding offer to acquire The Hillshire Brands Company (“Hillshire”) and any related tender offer and merger may not be consummated, or may not be consummated in a timely manner; the risk that a regulatory approval that may be required for the transaction is not obtained, or could only be obtained subject to conditions that are not anticipated; the risk that Hillshire will not be integrated successfully into Tyson following the consummation of any transaction; and the risk that revenue opportunities, cost savings, synergies and other anticipated benefits from the transaction may not be fully realized or may take longer to realize than expected. ADDITIONAL INFORMATION AND WHERE TO FIND IT The tender offer (the “Offer”) has not yet commenced. Accordingly, this communication is for informational purposes only and does not constitute an offer to purchase or a solicitation of an offer to sell any shares of the common stock of The Hillshire Brands Company (“Hillshire”) or any other securities. On the commencement date of any Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related materials, will be filed with the United States Securities and Exchange Commission (the “SEC”) by Tyson Foods, Inc. (“Tyson”) and HMB Holdings, Inc., a wholly owned subsidiary of Tyson, and a solicitation/recommendation statement on Schedule 14D-9 will be filed with the SEC by Hillshire. The offer to purchase shares of Hillshire common stock will only be made pursuant to the offer to purchase, letter of transmittal and related materials filed with the SEC by Tyson as part of its Schedule TO. Investors and security holders are urged to read both the tender offer statement and the solicitation/recommendation statement regarding the Offer, as they may be amended from time to time, when they become available, because they will contain important information about the Offer, including its terms and conditions, and should be read carefully before any decision is made with respect to the Offer. Investors and security holders may obtain free copies of these statements (when available) and other materials filed with the SEC at the website maintained by the SEC at www.sec.gov, or by directing requests for such materials to the information agent for the Offer, which will be named in the tender offer statement.

4 AGENDA Transaction Summary Financial Performance Transaction Rationale

5 CURRENT SITUATION  Hillshire has conducted a bidding process that concluded on Sunday June 8, 2014 As part of that process, Tyson submitted a binding offer to acquire Hillshire for $63 / share in cash  If the Pinnacle / Hillshire agreement is terminated, Tyson expects that its offer will be promptly accepted by Hillshire, with the result that binding agreements will become effective

6 VALUE CREATION FOR SHAREHOLDERS Would create ~$40B consumer-centric, insights-driven marketing organization with superior supply chain capabilities Strong portfolio of iconic, market-leading brands Hillshire’s branded foods portfolio would transform Tyson’s private label prepared foods offering Significant synergy opportunity identified– in excess of $300 million by year 3 Would create compelling financial opportunities - accretion and ROIC Rapid de-leveraging would be expected from significant combined company cash flows

7 TRANSACTION SUMMARY • Would be an $8.5 billion transaction • Includes Hillshire outstanding net debt • Tyson financing through combination of debt and equity • Effective adjusted LTM EBITDA multiple of 16.7x or 10.5x including $300 million synergies • Tyson would expect to maintain its investment grade credit rating Transaction Structure and Consideration • Would be marginally accretive to EPS (cash basis) in first full fiscal year, substantially accretive thereafter • Would have significant annual synergy opportunities in excess of $300 million by year three • Attractive total company ROIC, given low cost of capital • Would double revenue and increase margins of Tyson’s Prepared Foods offering • Rapid deleveraging from significant combined company cash flows Expected Financial Benefits • Would turbo charge growth in the Prepared Foods segment • Protein for breakfast is the fastest growing meal occasion in the prepared foods marketplace • Immediate presence in convenience foods and snacking areas • Would allow for further supply chain optimization • Combination of iconic brands Strategic Implications

8 GROWTH STRATEGY Accelerate  Grow domestic value-added chicken sales  Grow prepared foods sales  Grow international chicken production Innovate  Products and services  Consumer insights Cultivate  Talent development to support Tyson’s growth and long-term future This acquisition would accelerate our growth strategy by growing prepared foods sales, increasing innovation and consumer insight capabilities, and adding a talented group of team members

9 HILLSHIRE HAS MARKET LEADING BRANDS Focused Portfolio of Brands… …with leading share in core retail categories Source: Symphony IRI Group, Total US Multi-Outlet, 52 weeks ending 1/5/14. Market Share in Leading Categories HSH Share Relative Market Brand Category Position Share Breakfast Sausage #1 2.8x Frozen Protein Breakfast #1 8.6x Smoked Sausage #1 2.8x Branded Lunchmeat #2 0.3x Hot Dogs #1 1.1x Corn Dogs #1 1.3x Super Premium Sausage #1 1.8x

10 EXPANSION OF TYSON BRANDED PORTFOLIO - I N C LU D E S F O U R $ 1 B + B R A N D S . . . . Tyson Brands Hillshire Brands

11 INCREASED PRESENCE IN VALUE-ADDED FROZEN CATEGORIES Source: IRI U.S. Multi Outlet frozen category sales data for 52 weeks ending May 26, 2014 / figures in billions. Tyson would be #2 Player in the frozen category in Retail based on LTM Sales

Beef 23% Pork 22% Chicken 56% Prepared 5% International (6%) Beef 37% Pork 14% Chicken 28% Prepared 18% International 3% Beef 41% Pork 15% Chicken 31% Prepared 9% International 4% Beef 19% Pork 19% Chicken 47% Prepared 20% International (5%) 12 WOULD BE COMPLEMENTARY TO TYSON’S PORTFOLIO LTM 3/29/14 Revenue Contribution Tyson ($35.4Bn) Pro Forma Combined ($39.4Bn) LTM 3/29/14 Operating Income Contribution Tyson ($1,608MM) (Op Income Margin = 4.5%) Pro Forma Combined (Adj.) ($1,924MM) (Op Income Margin = 4.9%) Note: Excludes intersegment sales of $1.2Bn for segment contribution breakdown.

Pro Forma Combined (Adj.) ($1,924MM) (Op Income Margin = 4.9%) Beef 23% Pork 22% Chicken 56% Prepared 5% International (6%) Beef 19% Pork 19% Chicken 47% Prepared 20% International (5%) LTM 3/29/14 Operating Income Contribution Tyson ($1,608MM) (Op Income Margin = 4.5%) 13 WOULD PROVIDE SIGNIFICANT LIFT TO PREPARED FOODS’ SEGMENT MARGINS LTM 3/29/14 Prepared Foods Segment Operating Income Margin Analysis 3.1% improvement Note: Excludes intersegment sales of $1.2Bn for segment contribution breakdown.

LTM 3/29/14 Pro Forma ($ in millions) Tyson Foods Hillshire Combined Financials Net Sales $35,418 $3,983 $39,401 EBITDA $2,100 $511 $2,611 EBITDA % 5.9% 12.8% 6.6% Sales By Channel 14 STRONG COMBINED FINANCIALS Food Service 26% Consumer Products/Retail 74% Food Service 33% Consumer Products/Retail 46% International & Exports 15% Other 5% Note: Data based on LTM period as of March 29, 2014. Tyson Foods Hillshire Pro Forma Combined

15 PURCHASE PRICE AND IMPLIED MULTIPLE Source: (1) Equity value based on an offer price of $63 per share and 126.97M fully diluted shares outstanding. (2) Based on Hillshire Brands LTM 3/29/14 Adjusted EBITDA. Equity Value (1) $7,999 Net Debt $553 Aggregate Value $8,552 Hillshire Adjusted EBITDA (2) $511 Estimated Cost Synergies $300 Estimated Total Adj. EBITDA with Synergies $811 Adj. EBITDA Multiple without Synergies 16.7x Adj. EBITDA Multiple with Synergies 10.5x

16 FINANCIAL RATIONALE Strong Financial Returns Marginally accretive (cash basis) in first full fiscal year, substantially accretive thereafter Estimated total annual synergies in excess of $300 million −Transaction is expected to generate synergies in the first full fiscal year with the total synergies to be realized by the end of year 3 −Synergies primarily driven by operational efficiencies and supply chain optimization Committed Financing $8.2 billion of committed financing Long-term capital structure designed to maintain investment grade ratings Pro forma company is expected to generate strong combined cash flows to enable rapid deleveraging

17 APPENDIX

18 EBITDA RECONCILIATION (In millions) Tyson Foods, Inc. (Unaudited) Twelve Months Ended March 29, 2014 Net income 966$ Less: Interest income (9) Add: Interest expense 125 Add: Income tax expense 522 Add: Depreciation 478 Add: Amortization 18 EBITDA 2,100$ Hillshire Brands Twelve Months Ended March 29, 2014 Net income 226$ Add: Interest expense 43 Add: Income tax expense 35 Add: Depreciation 135 Add: Amortization 22 Total restructuring actions excluding accelerated depreciation 69 Amortization of investment premiums and financing fees (4) Other significant items 3 Reimbursed claim proceeds (2) Pension settlement/withdrawal/other 1 Tax indemnification accrual adjustment (10) Income from discontinued operations (3) Gain on sale of discontinued operations (4) Adjusted EBITDA 511 Proforma Combined Twelve Months Ended March 29, 2014 2,611$

19 OPERATING INCOME RECONCILIATION (In millions) Twelve Months Ended (Unaudited) March 29, 2014 Tyson Foods Operating Income 1,608$ Hillshire Brands Operating Income 296 Adjustments: Total restructuring actions excluding accelerated depreciation 69 Accelerated depreciation 17 Other significant items 3 Reimbursed claim proceeds (2) Acquisition advisory & other costs 1 Pension settlement/withdrawal/other 1 Tax indemnification accrual adjustment (10) Hillshire Brands Adjusted Operating Income 375 Estimated Incremental Depreciation & Amortization * (59) Combined Pro Forma Adjusted Operating Income 1,924$ * Proforma does not include synergies

20 OPERATING INCOME % RECONCILIATION (In millions) (Unaudited) Operating Operating Sales Income Margin Tyson Foods - Prepared Foods 3,445$ 77$ 2.2% Hillshire Brands 3,983 296 Adjustments: Total restructuring actions excluding accelerated depreciation 69 Accelerated depreciation 17 Other significant items 3 Reimbursed claim proceeds (2) Acquisition advisory & other costs 1 Pension settlement/withdrawal/other 1 Tax indemnification accrual adjustment (10) Hillshire Brands Adjusted Operating Income 375 9.4% Estimated Incremental Depreciation & Amortization * (59) Combined Proforma (Adjusted Operating Income and Margin) 7,428$ 393$ 5.3% * Proforma does not include synergies Twelve Months Ended March 29, 2014